                                                                  EXHIBIT 10.15



                                    NET LEASE

      THIS LEASE, ("Lease") made at Boston, Massachusetts, by and between Francis D. Burke, Paul E. Guaraldi and Neil MacDonald as trustees of Vesper Properties 1 Trust under declaration of trust dated January 8, 1986 and recorded with Middlesex North District Registry of Deeds in Book 3315, Page 65, having a principal place of business c/o Vesper Properties Inc., Suite 3620, One Post Office Square, Boston, Massachusetts 02109 ("Landlord") and LaserData Inc., a Delaware Corporation with a principal place of business at 10 Technology Drive, Lowell, MA 01851 ("Tenant").

                              W I T N E S S E T H:

                                    ARTICLE 1
                         Reference Data and Definitions

      1.01. Reference Data

LANDLORD'S ADDRESS:  Vesper Properties 1 Trust
                     c/o Vesper Properties Inc.
                     One Post Office Square, Suite 3620
                     Boston, Massachusetts 02109

TENANT'S ADDRESS: As stated above prior to the Term Commencement
Date: thereafter, the Premises

RENTABLE AREA OF THE PREMISES: 21,900 rentable square feet (approximately 21,681 usable square feet), known as Suites A and B, and located at 300 Potash Hill Road, Tyngsborough, Massachusetts, as shown on Exhibit B.

TENANT'S PROPORTIONATE SHARE: 36.82%

ESTIMATED TERM COMMENCEMENT DATE: May 1, 1989

TERM: THREE (3) LEASE YEARS (the "initial term") subject to Section 3.03


BASIC RENT: First Lease Year:     $271,057.00
            Second Lease Year:    $271,057.00
            Third Lease Year:     $282,007.00

LEASE EXTENSION TERM RENT (pursuant to Section 3.03)
                      Fourth Lease Year:         $292,957.00
                      Fifth Lease Year:          $303,907.00

SECURITY DEPOSIT:     $45,174.16


                                    NET LEASE

      THIS LEASE, ("Lease") made at Boston, Massachusetts, by and between Francis D. Burke, Paul E. Guaraldi and Neil MacDonald as trustees of Vesper Properties 1 Trust under declaration of trust dated January 8, 1986 and recorded with Middlesex North District Registry of Deeds in Book 3315, Page 65, having a principal place of business c/o Vesper Properties Inc., Suite 3620, One Post Office Square, Boston, Massachusetts 02109 ("Landlord") and LaserData Inc., a Delaware corporation with a principal place of business at 10 Technology Drive, Lowell, MA 01851 ("Tenant").

                              W I T N E S S E T H:

                                    ARTICLE 1
                         Reference Data and Definitions

      1.01. Reference Data

LANDLORD'S ADDRESS:   Vesper Properties 1 Trust
                      c/o Vesper Properties Inc.
                      One Post Office Square, Suite 3620
                      Boston, Massachusetts 02109

TENANT'S ADDRESS: As stated above prior to the Term Commencement
Date: thereafter, the Premises

RENTABLE AREA OF THE PREMISES: 21,900 rentable square feet (approximately 21,681 usable square feet), known as Suites A and B, and located at 300 Potash Hill Road, Tyngsborough, Massachusetts, as shown on Exhibit B.

TENANT'S PROPORTIONATE SHARE: 36.82%

ESTIMATED TERM COMMENCEMENT DATE: May 1, 1989

TERM: THREE (3) LEASE YEARS (the "initial term") subject to Section 3.03


BASIC RENT: First Lease Year:   $271,057.00
            Second Lease Year:  $271,057.00
            Third Lease Year:   $282,007.00


LEASE EXTENSION TERM RENT (pursuant to Section 3.03)
                      Fourth Lease Year:         $292,957.00
                      Fifth Lease Year:          $303,907.00

SECURITY DEPOSIT:     $45,174.16


PERMITTED USES: General office, research and development and light assembly uses consistent with a first class Research and Development building.

                                    ARTICLE 2
                                    Premises

      2.01. Premises. Landlord hereby leases and lets to Tenant, and Tenant hereby takes and hires from Landlord, upon and subject to the terms, conditions, covenants and provisions hereof, the Premises, subject to the Permitted Exceptions.

                                    ARTICLE 3
                                      Term

      3.01. Term Commencement. The Lease Term shall commence on the Term Commencement Date.

      3.02. Termination. The Lease Term shall end on the Lease Termination Date.

      3.03 Extension Option: Tenant may, at Tenant's sole option, extend the term of this Lease beyond the initial period of three (3) years subject to all of the terms and conditions hereof, provided (i) Tenant shall have given notice in writing to Landlord of Tenant's exercise of such option not less than one hundred eighty (180) days, but no more than two hundred ten (210) days, prior to the expiration of the initial term and (ii) no Default shall exist either at the time such option is exercised or at the expiration of the initial term. In the event Tenant fails to exercise its option hereunder, or having extended such option, such Default then or thereafter exists prior to the Commencement of the extended term hereof, Tenant shall, in addition to all other rights and remedies, if any, which may be otherwise available to Landlord in such event, pay to Landlord fifty thousand dollars ($50,000) to reimburse Landlord for unamortized value of certain capital improvements made to the Premises as part of Tenant's Finishes, installed for Tenant's particular use thereof.

      3.04 Purchase Option for Tenant Improvements. In the event that Tenant chooses not to exercise the option to extend the Lease pursuant to Section 3.03, then Tenant shall have the option to purchase the Tenant Improvements described in Exhibit C-2 herein attached for one hundred twenty seven thousand dollars ($127,000.00) at the end of the initial term. If Tenant chooses to extend the Lease, then Tenant shall have the option to purchase the Tenant Improvements described in Exhibit C-2 herein attached, for thirty thousand dollars ($30,000.00) at the end of the extended lease terms

                                    ARTICLE 4
                                      Rent

      4.01. Basic Rent. Tenant shall pay Landlord for the Premises, without offset or deduction and without previous demand therefor, the Basic Rent as annual rent for each Lease Year. Basic Rent shall be paid in equal monthly installments in advance on the first day of each calendar month during the Lease Term. Notwithstanding the Basic Rent Amount set forth on Page 1, the first two
(2) installments of Basic Rent shall be for a fixed amount of five thousand dollars ($5,000.00) per installment. Subsequent installments of Basic and Additional Rent shall be calculated as described herein. Subsequent installments of Basic Rent shall be paid on the first day of every calendar month thereafter. Basic Rent for partial months at the beginning or end of the Lease Term shall be pro-rated and paid on the Term Commencement Date and the first day of the calendar month in which the Stated Expiration Date is to occur.

      4.02. Computation of Basic Rent. The Basic Rent for the first Lease Year shall be as stated in Article 1.01 hereof.

      4.03. Net Lease. This lease is a NET LEASE, and Landlord shall not be obligated to pay any charge or bear any expense whatsoever against or with respect to the Premises except to the extent expressly hereinafter provided, nor shall the rent payable hereunder be subject to any reduction or offset whatsoever on account of any charge or otherwise except as expressly hereinafter provided. In order that the Basic Rent shall be absolutely net to Landlord, Tenant covenants and agrees to pay, with respect to the premises as provided in Articles 6 and 15, as Additional Rent, taxes, betterment assessments, insurance costs, and utility charges.

                                    ARTICLE 5
                                 Use of Premises

      5.01. Use Restricted. The Premises may be used for the Permitted Use and for no other purpose. No improvements may be made in or to the Premises except as otherwise provided in this Lease. Landlord represents and warrants to Tenant that the Permitted Uses are permitted as of right under applicable zoning laws.

                                    ARTICLE 6
                                Additional Rent:
                  Taxes, Insurance and Common Area Maintenance

      6.01. Real Estate Taxes. Tenant shall pay, as Additional Rent, Tenant's Proportionate Share of all Taxes which arise in respect of the operation, possession or use of the Land and Building including, without limitation, all charges for utilities furnished to the Premises which may become a lien on the Premises in the following manner:

      (a) Tenant shall pay to the Landlord one twelfth (1/12) of the amount of the Tenant's proportionate share of Taxes for each fiscal tax year on or before the first day of each month during such fiscal year, in advance, in an amount estimated by Landlord, provided Landlord shall have the right initially to determine monthly estimates thereof and revise such estimates from time to time. Within a reasonable period of time after Landlord has received the tax bill for any such fiscal tax year, Landlord shall furnish to Tenant a statement (the "Landlord's Tax Statement") setting forth the amount of such real estate taxes for such fiscal tax year and Tenants Proportionate Share of Taxes. If the actual amount of Tenant's Proportionate Share of Taxes for such fiscal tax year exceeds the estimated amount thereof paid by Tenant for such fiscal tax year, then Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual Tenant's Proportionate Share of Taxes within ten
      (10) days after receipt of Landlord's tax statement, and if the total amount paid by Tenant for any such fiscal tax year shall exceed the actual amount of Tenant's Proportionate Share of Taxes for such fiscal year, then such excess shall be credited against the next installment of Tenant's Proportionate Share of Taxes due from Tenant to Landlord hereunder.

Notwithstanding the foregoing, for any fraction of a tax or assessment period or installment period, included in the Lease Term at the beginning or end thereof, Tenant shall pay only the fraction of Taxes so levied or assessed or becoming payable which is allocable to such included period.

      6.02. Insurance Costs. Tenants shall pay, as Additional Rent, Tenant's Proportionate Share of all premiums and other expenses required to keep in full force and effect the casualty insurance and umbrella liability insurance carried by Landlord with respect to the Building.

      6.03. Common Area Maintenance. Tenant shall pay as Additional Rent, Tenant's Proportionate Share of all Common Area Maintenance Charges (as defined below) during the Lease Term if the manner provided in Section 6.03 hereof. As used herein, "Common Area Maintenance Charges" shall mean all expenses, costs and disbursements which Landlord shall pay or become obligated to pay in connection with operating, maintaining and repairing the Building, Common Areas and Park Areas, snow removal, rubbish removal, cleaning, landscaping, operation of any common security system, common elevator, or heating and air conditioning system, or otherwise including, without limitation: (a) all wages and salaries of all Persons employed in connection therewith (including taxes, insurance and benefits relating thereto), (b) the cost of all supplies and materials used in connection therewith, (c) all maintenance, janitorial and service agreements including management agreements providing management fees not in excess of those customarily charged in the Greater Boston area, (d) utilities not separately metered, (e) insurance including, without limitation, casualty insurance, rent insurance, flood, hazard insurance, if applicable, liability insurance, by umbrella or otherwise, and all such other insurance coverage as Landlord's mortgagees or ground lessors may from time to time require Landlord may from time to time reasonably require or Landlord deems necessary or desirable under the circumstances, (f) assessments and other charges imposed on the owners of the Building or allocated to the Building, or the maintenance of the Park pursuant to operating covenants or otherwise, (g) capital items which are primarily for the purpose of reducing common charges or which may be required by a governmental authority as reasonably amortized by Landlord, and (h) pursuing any application for an abatement of Taxes. Common Area Charges shall not Include
(1) capital items, except as provided above, (2) specific costs billed to and paid by specific tenants, or (3) costs incurred by Landlord during the first two Lease Years in connection with the repair and maintenance of the roof and structural elements of the Building. Common Area Charges shall be determined on an accrual basis in accordance with generally accepted accounting principles which shall be consistently applied.

      6.04. Method of Payment. Tenant shall pay to the Landlord one twelfth (1/12) of Tenant's Proportionate Share of Common Area Maintenance Charges for each Calendar Year on the first day of each and every month in advance, in an amount estimated by Landlord, provided Landlord shall have the right initially to determine monthly estimates and revise such estimates from time to time. Within a reasonable period of time after the expiration of such Calendar Year, Landlord shall furnish to Tenant a statement (the "Landlord's Common Area Maintenance Expense Statement") setting forth in reasonable detail the Common Area Maintenance Charges for such Calendar Year, and Tenant's Proportional Share of Common Area Maintenance Charges. If the actual Common Area Maintenance Charges for such Calendar Year exceeds the estimated Common Area Maintenance Charges paid by Tenant for such Calendar Year, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual Tenant's Proportionate Share of Common Area Maintenance Charges, and if the total amount paid by Tenant for any such Calendar Year exceed the actual Tenant's Proportionate Share of Common Area Maintenance Charges for such Calendar Year, such excess shall be credited against the next installment of the estimated Tenant's Proportionate Share of Common Area Maintenance Charges due from Tenant to Landlord hereunder.

                                    ARTICLE 7
                Improvements, Repairs, Additions and Replacements

      7.01. Preparation of the Premises. Landlord has constructed the base Building on the Land and shall construct the Building Standard Tenant Improvements (set forth on Exhibit C) in the Premises subject to the provisions of the Work Letter attached as Exhibit D. All other work must be of a quality equal to or better than the Building Standard Tenant Finishes. Landlord shall also do the work described in the Working Drawings (as described in the Work Letter), subject to the provisions of the Work Letter. Tenant shall pay the amount of Tenant's Cost, together with the cost of any special Work, to Landlord, as Additional Rent, in accordance with Section 9 of the Work Letter. Title to all improvements constructed by Landlord shall remain in Landlord.

      7.02. Time for Completion. Landlord shall use due diligence to have the Premises ready for occupancy on or before the Estimated Term Commencement Date, but in no event later than outside Completion Date. In the event that the Premises are not so ready by the Outside Completion Date, Tenant shall have the option of terminating this Lease, exercisable by written notice to Landlord, within two (2) days following the Outside Completion Date, together with a payment by certified or bank cashier's check in the amount equal to the cost of incorporating into the Tenant's Finishes specific items installed for Tenant's particular use of the Premises. Reference is made to the Work Letter for details of the completion process. The "Term Commencement Date" shall be the earlier of
(a) the later of (x) the date specified by Landlord in the notice delivered pursuant to Section 7.03 or (y) the Substantial Completion Date, (b) any other date for such commencement determined in accordance with this Article 7, or (c) the date on which Tenant first occupies the Premises for the Permitted Uses.

      In the event that the Term Commencement Date is later than May 31, 1989, Landlord shall allow a credit against installment of the Tenant's Proportionate Share of Common Area Charges first coming due under this Lease an amount equal to the difference of (a) the sums paid by Tenant to its current landlord to continue occupancy of its present leasehold estate at 10 Technology Drive, Lowell, Massachusetts beyond said May 31, 1989 as a hold-over tenant at sufferance, minus (b) the amount which would have been otherwise due for such holdover period if said current landlord allowed such holdover upon monthly payments equal to all rent then last payable under its lease or sublease, as the case may be, for such present leasehold estate; provided, however, Tenant uses diligent efforts to mitigate against the imposition of any occupancy payments in excess of such current rent.

      7.03. Notice to Commence. Approximately fifteen (15) days prior to the Substantial Completion Date, Landlord shall furnish Tenant a notice stating the Term Commencement Date.

      7.04. Delays. If Landlord shall be delayed in substantially completing the work in the Premises as the result of

      (a) delay in delivery to Landlord of any plans, design work and detailed drawing, or

      (b) Tenant's requests for Special Work or changes to the Working Drawings pursuant to Section 8 of the Work Letter (notwithstanding Landlord's approval of such changes), or

      (c) delays in performance by Tenant or any Person employed by Tenant which shall cause delays in the completion of any work to be done by Landlord or which shall otherwise delay the substantial completion of the Premises, or

      (d) any fault, negligence, omission, or failure to act on the part of Tenant or its agents, contractors, workmen, mechanics, suppliers or invitees, the Premises shall be deemed to be substantially completed on (and the Term Commencement Date shall be) the Estimated Term Commencement Date.

      7.05. Tenant's Access to the Premises. Tenant and Tenant's agents, at Tenant's sole risk, may, with Landlord's prior consent, enter the Premises prior to the Term Commencement Date in order to do such work as may be required to make the Premises ready for Tenant's use and occupancy thereof. If Landlord permits such entry prior to the Term Commencement Date, such permission shall be conditioned upon Tenant and Tenant's agents, contractors, workmen, mechanics, suppliers and invitees, being reasonably satisfactory to Landlord. If at any time such entry shall cause or threaten to cause disharmony or otherwise interfere with the orderly operation of the Building or Landlord's other projects, Landlord shall have the right to withdraw such approval upon twenty-four (24) hours written notice to Tenant. Any such entry into and occupation of the Premises shall be deemed to be under all of the terms, covenants, conditions and provisions of this Lease except the covenant to pay Rent. Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's work and installations made in the Premises or to properties placed therein prior to the Term Commencement Date, the same being at Tenant's sole risk.

      7.06. Alterations and Improvements. Tenant shall not make alterations or additions to the Premises except in accordance with plans and specifications therefor first approved by Landlord, which approval, in the case of a nonstructural alteration not including the roof or the mechanical utility systems of the Building, shall not be unreasonably withheld and shall be deemed given if Landlord does not object thereto, by written notice to Tenant, within fourteen (14) days of written request for such approval accompanied by the plans and specifications therefor. Tenant shall not hang shades, curtains, signs, awnings or other materials, attach any materials to or make any change in the appearance of any glass visible from outside of the Premises, add any window treatment of any kind or make improvements or install furniture visible from outside of the Premises, without Landlord's prior written consent. Without limitation, Landlord shall not be deemed unreasonable for withholding approval of any alterations or additions which would require unusual expense to readapt the Premises to normal office use upon termination of this Lease or increase in the cost of insurance or Taxes. The parties understand and agree that cubicles and workbenches shall not be deemed alterations subject to approval hereunder. All alterations and additions shall be part of the Premises unless and until Landlord shall specify the same for removal in a notice delivered to Tenant on or before the Lease Termination Date. All of Tenant's alterations and additions and installation of furnishings shall be coordinated with any work performed by Landlord and in such a manner as to maintain harmonious labor relations and not to damage the Building or the Premises or interfere with Building operation and, except for installation of furnishings, shall be performed by contractors or workmen first reasonably approved by Landlord. Except for work done by or through Landlord, Tenant before its work is started shall: secure all licenses and permits necessary therefor; deliver to

Landlord a statement of the names of all its contractors and subcontractors and the estimated cost of all labor and material furnished by them; and cause each contractor to carry workmen's compensation insurance in statutory amounts covering all the contractor's and subcontractor's employees and comprehensive public liability insurance with such limits as Landlord may reasonably require, but in no event less than $500,000 - $1,000,000, and property damage insurance with limits of not less than $500,000 (all such insurance to be written in companies approved by Landlord and insuring Landlord and Tenant as well as the contractors, and to deliver to Landlord certificates of all such insurance. Tenant agrees to pay promptly when due the entire cost of any work done in the Premises by Tenant, its agents, employees, or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises and immediately to discharge any such liens which may so attach. All construction work done by Tenant, its agents, employees or manner and in compliance with all Legal Requirements and Insurance Requirements. Landlord may inspect such work at any time or times and shall promptly give notice to Tenant of any observed defects.

      7.07. Maintenance. Tenant shall, at all times during the Lease Term, and at its own cost and expense, (i) keep and maintain (or cause to be kept and maintained) the Premises in good repair and condition (ordinary wear and tear and damage by fire or other insured casualty only excepted) and (ii) prevent any waste, damage or injury thereto. Notwithstanding the foregoing, Landlord shall be responsible for any and all maintenance and repair of the roof and structure of the Building for the first two Lease Years unless the need for repairs to the same results, in whole or in part, from the acts and omissions of Tenant, its contractors, agents, subcontractors, subagents or their respective employees, in which event Tenant shall be responsible for the portion of the repairs thereof attributable to it.

      7.08. Redelivery. On the Lease Termination Date, Tenant shall quit and surrender the Premises free and clear of all tenants, occupants, liens, and encumbrances whatsoever except (i) Permitted Exceptions and (ii) encumbrances, restrictions or reservations caused by or consented to by Landlord. Tenant shall, subject to the provisions of Articles 17 and 18 hereof, surrender the Premises to Landlord broom clean and in good condition and repair (ordinary wear and tear, damage by fire or other insured casualty only excepted) with all damages occasioned by Tenant's removal of Tenant's fixtures or equipment repaired to Landlord's satisfaction.

                                    ARTICLE 8
                             (Intentionally Deleted]

                                    ARTICLE 9
                          Tenant's Particular Covenants

      9.01. Pay Rent. Tenant shall pay when due all Basic Rent, Additional Rent, and all charges for utility services rendered to the Premises not included in Rent.

      9.02. Occupancy of the Premises. Tenant shall occupy the Premises continuously from the Term Commencement Date for the Permitted use only. Tenant shall (i) not injure or deface the Premises, (ii) install any sign in or on the Premises without the prior written approval of Landlord, (iii) permit in the Premises any inflammable fluids or chemicals not reasonably related to the Permitted Uses (iv) permit any nuisance or any use thereof which is improper, offensive, contrary to any Legal Requirement or Insurance Requirement or liable to render necessary any alteration or addition to the Building; nor (v) permit any activity on the Land which would require the recording of a notice under Massachusetts General Laws, Chapter 21C S7.

      9.03. Safety. Tenant shall keep the Premises equipped with all safety appliances required by Legal Requirements or Insurance Requirements because of any use made by Tenant. Tenant shall procure all Authorizations so required because of such use and, if requested by Landlord, shall do any work so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way the Permitted Uses.

      9.04. Rules and Regulations. Tenant shall comply with all Rules and Regulations, which shall be uniform and generally applicable to all Tenants of the Building.

      9.05. Equipment. Tenant shall not place a load upon the floor of the Premises exceeding the live load for which the floor has been designed; and shall not move any safe or other heavy equipment in, about or out of the Premises except in such manner and at such time as Landlord shall in each instance authorize.

      9.06. Personal Property Taxes. Tenant shall pay promptly when due all Taxes upon personal property (including, without limitation, fixtures and equipment) in the Premises to whomsoever assessed.

                                   ARTICLE 10
                        Requirements of Public Authority

      10.01. Legal Requirements. Tenant shall, at its own cost and expense, promptly observe and comply with all Legal Requirements including, without limitation, Legal Requirements respecting releases of hazardous substances. Tenant shall pay all costs, expenses, liabilities, losses, damages, fines, penalties, claims and demands, that may in any manner arise out of or be imposed because of the failure of Tenant to comply with the covenants of this Article
10. For the purposes of this Article 10, the terms "hazardous substances" and "hazardous materials" shall mean the meanings ascribed to the term "hazardous substance" in the Comprehensive Environmental

Response Compensation and Liability Act of 1989, 42 U.S.C. 9601, et. seq., as amended (CERCLA) and those meanings ascribed to the terms "hazardous waste" and "oil" in the Massachusetts Hazardous Waste Release Prevention and Response Act, M.G.L.c. 21E, as now or hereafter amended ("Chapter 21E"), and the regulations now or hereafter adopted pursuant to those Acts.

Landlord shall be held responsible for any damages or liability on account of the existence on the Premises or the release or discharge on or from the Premises of hazardous substances to the extent cause by any act, omission, fault, negligence or misconduct of Landlord, its officers, employees, agents, contractors and those acting by, through or under Landlord. Tenant shall not be held responsible for any damages or liability on account of the existence on the Premises or the release or discharge on or from the Premises of hazardous substances, which occurred prior to the Commencement Date of the Lease.

      10.02 Contests. Tenant shall have the right to contest by appropriate legal proceedings diligently conducted in good faith, in the name of the Tenant, or Landlord (if legally required), or both (if legally required), without cost, expense, liability or damage to Landlord, the validity or application of any Legal Requirement and, if compliance with any of the terms of any such Legal Requirement may legally be delayed pending the prosecution of any such proceeding, Tenant may delay such compliance therewith until the final determination of such proceeding.

      In addition to, and not in limitation of, the provisions of Section 10.01 of the Lease, Tenant shall not (i) generate, store, dispose of, dump, flush or in any way introduce Hazardous Substances into the septic, sewer and other waste disposal system serving the Premises, or (ii) generate, store or dispose of such Hazardous Substances in, on or under the Premises or the Land, except in accordance with all applicable laws. Tenant shall notify Landlord of any incident which would require the filing of notice or notification pursuant to any Legal Requirements as now existing or hereinafter enacted. If, at any time during the Lease Term, Landlord shall believe that any Hazardous Substances have been so generated, stored, or disposed of by Tenant, upon demand by Landlord (or in the event of any such generation, storage or disposal of which Tenant has knowledge without demand by Landlord), Tenant, at its sole expense, shall cause a hazardous waste site assessment, so-called, to be made forthwith of the Premises and the Land (including, without limitation, the subsurfaces of the same) likely to have been affected by any such generation, storage, disposal or incident. If such hazardous waste site assessment indicates the existence of hazardous substances on the surface or in the subsurface soils of any of the Premises or the Land, Tenant shall thereupon forthwith take all steps necessary to remove any and all Hazardous Substances and the soils containing same, and such further steps as shall be necessary to remedy the effects of such Hazardous Substances.

     Tenant shall make available to Landlord all reports and statements produced, and information required to be maintained, or obtained by Tenant with respect to any such Hazardous Substances. Any such site assessment shall be of an investigatory scope acceptable to Landlord. The obligations of Tenant hereunder shall survive the termination of this Lease.

                                   ARTICLE 11
                             Covenant Against Liens

      11.01. Mechanics Liens. Landlord's right, title and interest in the Premises or the Land or the Building shall not be subject to or liable for liens of mechanics of materialmen for work done on behalf of Tenant in connection with improvements to the Premises. Notwithstanding such restriction, if because of any act or omission of Tenant, any mechanic's lien or other lien, charge or order for payment of money shall be filed against any portion of the Premises or the Land or the Building, Tenant shall, at its own cost and expense, cause the same to be discharged or record or bonded within twenty one (21) days after the filing thereof.

      11.02. Right to Discharge. Without otherwise limiting any other remedy of Landlord for default hereunder, if Tenant shall fail to cause such liens to be discharged of record of bonded within the aforesaid thirty (30) day period or to satisfy such liens within thirty (30) days after any judgment in favor of such lien holders from which no further appeal might be taken then Landlord shall have the right to cause the same to be discharged. All amounts paid by Landlord to cause such liens to be discharged shall constitute Additional Rent.

                                   ARTICLE 12
                               Access to Premises

      12.01. Access. Landlord or Landlord's agents and designees shall have the right, but not the obligation, to enter upon the Premises at all reasonable times after reasonable notice (except in the case of emergencies) during ordinary business hours to examine same and to exhibit the Premises to prospective purchasers and tenants, but in the latter case only during the last six (6) months of the Lease Term.

                                   ARTICLE 13
                           Assignment and Subletting:
                             Occupancy Arrangements

      13.01. Subletting and Assignment. Tenant shall not enter into any Occupancy Arrangement, either voluntary or by operation of law without the prior written consent of the Landlord which shall be at the Landlord's sole and absolute discretion, but no such consent by the Landlord shall be deemed to be a waiver or release of any of the provisions of this Section 13.01 or a consent or an agreement to consent to any such assignment, subletting, or permission to use and occupy premises thereafter, and none of the foregoing shall release or discharge the Tenant from any obligations or liabilities set forth in this Lease, which obligations and liabilities shall continue to be direct and primary in any and all events.

      If Tenant intends to enter into an Occupancy Arrangement, Tenant shall so notify Landlord in writing, stating the name of (and providing financial statements for the last five (5) years with respect to) the Person with whom Tenant intends to enter into such Arrangement, the exact terms of the Arrangement and a precise description of the portion of the Premises intended to be subject thereto.

      If the Landlord consents to such Occupancy Arrangement, Tenant shall enter into such Arrangement on the exact terms described to Landlord within thirty
(30) days of Landlord's consent or comply again with the terms of this Section
13.01. If Tenant enters into such an Arrangement, Tenant shall pay to Landlord when Received the excess, if any, of amounts received in respect of such Occupancy Arrangement over the Rent.

      Notwithstanding the foregoing provisions of this Section 13.01, the consent of the Landlord shall not be required and such provisions shall not apply to transactions with an entity into or with which Tenant is merged or consolidated or to which substantially all of which Tenant's assets are transferred or to an entity which controls or is controlled by Tenant, or is under common control with Tenant, provided that in any and all such events (1) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the greater of (a) the net worth of Tenant immediately prior to such merger, consolidation or transfer or
(b) the net worth of Tenant herein named as of the date of this Lease; and (2) the assignee agrees directly with Landlord by written instrument in form satisfactory to Landlord to be bound by all the obligations of Tenant hereunder, including, without limitation, the covenant against further assignment or subletting.

      If Landlord terminates this Lease, all Rent due shall be adjusted as of the day the Premises (or portion thereof) are redelivered to Landlord. Any portion of the Premises so redelivered shall be in the condition specified in
Section 7.07 hereof.

                                   ARTICLE 14
                                    Indemnity

      14.01. Tenant's Indemnity. To the fullest extent permitted by law, Tenant shall indemnify and save harmless Landlord from and against any and all liability, damage, penalties or judgments (and from and against any claims, actions, proceedings and expenses and costs in connection therewith, including reasonable counsel fees arising from injury to person or property) sustained by any one, in, about, or relating to the Premises or the Building or the Land resulting from any act or omission of Tenant, or Tenant's officers, agents, servants, employees, contractors, sublessees or invitees. It is expressly agreed that the foregoing indemnity shall include, without limitation, liability arising out of (i) Legal Requirements respecting hazardous waste or
(ii) electronic or magnetic damage to any electronic equipment. Tenant shall, at its own cost and expense, defend any and all suits or actions (just or unjust) brought against Landlord or in which Landlord may be impleaded with others upon any such above-mentioned matter, claim or claims, except as may result solely from the acts as set forth in Section 14.02. All merchandise, furniture, fixtures and property of every kind, nature and description of Tenant or Tenant's employees, agents, contractors, invitees, visitors or guests which may be in or upon the Premises, during the Lease Term shall be at the sole risk and hazard of Tenant, and that if the whole or any part thereof shall be damaged, destroyed, stolen or removed by reason of any cause or reason whatsoever, other than the negligence or willful default of Landlord, its contractors, agents, subcontractors, subagents and their respective employees, no part of said damage or loss shall be charged to or borne by Landlord.

      14.02. Landlord's Liability. Except for its intentional acts or negligence or the intentional acts or negligence of its officers, agents, servants, employees or contractors, Landlord shall not be responsible or liable for any damage or injury to any property, fixtures, buildings or improvements, or to any person or persons, at any time in the Premises, including any damage or injury to Tenant or to any of Tenant's officers, agents, servants, employees, contractors, invitees, customers or sublessees.

                                   ARTICLE 15
                                    Insurance

      15.01. Liability Insurance. Tenant shall provide or cause to be provided at its expense, and keep in force during the Lease Term, general comprehensive liability insurance in a good and solvent insurance company or companies licensed to do business in the Commonwealth of Massachusetts, selected by Tenant, and reasonably satisfactory to Landlord, and in an amount reasonably required by Landlord but in any event not less than One Million Dollars ($1,000,000.00) with respect to injury or death and Five Hundred Thousand Dollars ($500,000.00) with respect to damages to property. Such policy or policies shall include Landlord as an additional insured. Tenant agrees to deliver certificates of such insurance to Landlord as of the date hereof and thereafter not less than ten (10) days prior to the expiration of any such policy. Such insurance shall not be cancellable without ten (10) days written notice to the Landlord.

      15.02. Casualty Insurance. Landlord shall cause the building to be insured for the benefit of Landlord against loss or damage on an "All Risk" basis in an amount equal to (i) the replacement value thereof, if insurance in such amount is available, or (ii) the amount necessary to avoid the effect of co-insurance provisions of the applicable policies. With respect to the Building, the replacement value referred to above shall be reasonably determined from time to time by Landlord. Such casualty insurance policy or policies shall designate Landlord as the named insured and loss payee with respect to the Building and other improvements located on the Premises. Tenant shall maintain its own casualty insurance with respect to Tenant's personal property and any leasehold improvements belong to Tenant.

                                   ARTICLE 16
                              Waiver of Subrogation

      16.01. Waiver of Subrogation. All insurance policies carried by either party covering the Premises, including but not limited to contents, fire and casualty insurance, shall expressly waive any right on the part of the insurer to make any claim against the other party. The parties hereto agree that their policies will include such waiver clause or endorsement.

      16.02. Waiver of Rights. Landlord and Tenant each hereby waive all claims, causes of action and rights or recovery against the other and their respective partners, agents, officers and employees, for any damage to or destruction of persons, property or business which shall occur on or about the Premises and shall result from any of the perils insured under any and all policies of insurance maintained by Landlord and Tenant, regardless of cause, including the negligence and intentional wrongdoing of either party and their respective agents, officers and employees but only to the extent of recovery, if any, under such policy or policies of insurance; provided, however, that this waiver shall be null and void to the extent that any such insurance shall be invalidated by reason of this waiver.

                                   ARTICLE 17
                              Damage or Destruction

      17.01. Substantial Damage. If the building or any part thereof shall be damaged by fire or other casualty to the extent that substantial alteration or reconstruction of the Building shall, in Landlord's sole opinion, be required (whether or not the Premises have been damaged), or if as a result of any mortgagee of the Building requires that Proceeds payable be used to retire the mortgage debt, Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within forty-five (45) days after the date of such damage. If this Lease is so terminated, Rent shall be abated as of the date of such damage, and Tenant shall be relieved of all its obligations, both monetary and otherwise, under this Lease accruing after the date of such damage.

      17.02. Restoration. If Landlord does not terminate this Lease pursuant to
Section 17.01, Landlord shall, within fifteen (15) days after receipt by Landlord of the Proceeds payable in respect of such fire or other casualty, proceed with reasonable diligence to repair and restore the Building (subject to Force Majeure) to substantially the same condition in which it was immediately prior to the occurrence of the casualty to the extent of the Proceeds. Landlord shall not be required to rebuild, repair, or replace any part of Tenant's furniture, furnishings or fixtures or equipment. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that, Landlord shall allow Tenant a fair diminution of Rent during the time and to the extent the Premises are unfit for occupancy. Notwithstanding any provision of this Section 17.02 to the contrary, if Landlord shall not have commenced such repair or restoration within seventy five (75) days following such casualty or having commenced such repairs or restoration, the Premises are not readied for occupancy within nine (9) months following such casualty, Tenant shall have the option to terminate this Lease, exercised by written notice (together with payment by certified or cashier's check in an amount equal to the unamortized value of the capital items incorporated into the Tenant's Finishes for Tenant's particular use of the Premises) within seven (7) days after the expiration of said nine (9) month period.

                                   ARTICLE 18
                                 Eminent Domain

      18.01. Total Taking. If the entire Premises should be the subject of a Taking, then this Lease shall terminate as of the date when physical possession of the Building or the Premises is taken by the condemning authority.

      18.02. Partial Taking. If there occurs a Partial Taking, Landlord (whether or not the Premises are affected thereby) may terminate this Lease by giving written notice thereof to Tenant within sixty (60) days after the right of election accrues, in which event this Lease shall terminate as of the date when physical possession of such portion of the Building or Premises is taken by the condemning authority. If upon any such Partial Taking this Lease is not terminated, Rent shall be abated by an amount representing that part of the Rent properly allocable to the portion of the Premises so taken and Landlord shall, at Landlord's sole expense, restore and reconstruct the Premises to substantially their former condition to the extent that the same, in Landlord's judgment may be feasible, but such work shall not exceed the scope of Landlord's Work and the value of Landlord's Contribution.

        18.03. Awards and Proceeds. All Proceeds payable in respect of a Taking shall be the property of Landlord. Tenant hereby assigns to Landlord all rights of Tenant in or to such Proceeds, provided that Tenant shall be entitled to separately petition the condemning authority for a separate award for its moving expenses and trade fixtures but only if such a separate award will not diminish the amount of Proceeds payable to Landlord.

                                   ARTICLE 19
                                 Quiet Enjoyment

      19.01. Landlord's Covenant. Provided that an Event of Default has not occurred and is not then continuing, Tenant shall, subject to the Permitted Exceptions, quietly have and enjoy the Premises during the Lease Term, without hindrance or molestation from any Person lawfully claiming by, through or under Landlord.

      19.02 Subordination. This Lease is subject and subordinate to any mortgage now on the Building, and shall be, at the mortgagee's election, subject and subordinate to any mortgage hereafter on the building and to each advance made or hereafter to be made under any mortgage, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor; provided, however, such mortgagee shall not disturb Tenant's possession hereunder so long as there exists no Event of Default by Tenant, mortgagee shall execute a non-disturbance and attornment agreement in favor of Tenant. This Section 19.02 shall be self-operative and no further instrument of subordination shall be required, but if such subordination is in writing, then such mortgagee shall execute a non-disturbance and attornment agreement in favor of Tenant. In confirmation of such subordination, Tenant shall execute and deliver promptly any certificate that Landlord or any mortgagee may request. Tenant hereby irrevocably appoints Landlord as attorney-in-fact for Tenant (such appointment being coupled with an interest) with full power and authority to execute and deliver in the name and on behalf of Tenant any such certificate which Tenant fails so to execute and deliver within ten (10) days after written request by Landlord or such mortgage.

      19.03. Notice to Mortgagee. No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant's obligations hereunder or to terminate this Lease, shall result in a release or termination of such obligations or a termination of this Lease unless (i) Tenant shall have first given written notice of Landlord's act or failure to act to all Landlord's mortgagees of which Tenant has been given notice (from either Landlord or such mortgagee), if any, specifying the act or failure to act on the part of Landlord which could or would give basis to Tenant's rights; and (ii) such mortgagees, after receipt of such notice, have failed or refused to correct or cure the condition complained of within a reasonable time thereafter; but nothing contained in this Section 19.03 shall be deemed to impose any obligation on any such mortgagees to correct or cure any such condition. "Reasonable time" as used above shall mean a period of not less than thirty (30) Business Days and shall include (but not be limited to) a reasonable time to obtain possession of the Building if the mortgagee elects to do so and a reasonable time to correct or cure the condition if such condition is determined to exist.

      19.04. Other Provisions Regarding Mortgagees. If this Lease or the Rent due hereunder is assigned to a mortgagee as collateral security for a loan, no such mortgagee shall be deemed to have assumed any of Landlord's obligations hereunder solely as a result of said assignment. A mortgage to whom this Lease has been so assigned shall be deemed to have assumed such obligations only if
(i) by the terms of the instrument of assignment such mortgagee specifically elects to assume such obligations or (ii) such mortgagee has (a) foreclosed its mortgage (b) accepted a deed in lieu thereof, or (c) taken possession of the Premises by entry or otherwise. Even if such mortgagee so assumes the obligations of Landlord hereunder, (i) any such obligation under Section 24.01 to return the Security Deposit to the Tenant shall be limited to the amount actually received by the mortgagee with respect thereto, and (ii) such mortgagee will be liable for breaches of any of Landlord's obligations hereunder only to the extent such breaches occur during the period of ownership by the mortgagee after foreclosure (or any conveyance by a deed in lieu thereof), all as set forth in Section 25.10 hereof.

                                   ARTICLE 20
                           Defaults; Events of Default

      20.01. Defaults. The following shall, if any requirement for notice of lapse of time or both has not been met, constitute Defaults, and, if such conditions have been met, constitute Events of Default hereunder:

      (1) The occurrence of any event set forth in Article 21 hereof;

      (2) The failure of Tenant to pay Rent when the same shall be due and payable and the continuance of such failure for a period of ten (10) days thereafter;

      (3) The failure of Tenant to observe any covenant made by it in Sections 13.01, 15.01, 15.02, 19.02 or 25.03 hereof; and

      (4) The failure-of Tenant to keep, observe or perform any of the other covenants, conditions and agreements herein contained on Tenant's part to be kept, observed or performed and the continuance of such failure without the curing of same for a period of thirty (30) days after receipt by Tenant of a notice in writing from Landlord specifying the nature of such failure (or if such Default is of a nonmonetary nature and is not reasonably susceptible of cure within such thirty (30) days, cure thereof is commenced within said 30 day period and thereafter diligently prosecuted).

      20.02. Elimination of Default. Notwithstanding anything to the contrary contained in this Article 20, in the event that any Default(s) of Tenant shall be cured in any manner hereinabove provided, such Default(s) shall be deemed never to have occurred and Tenant's rights hereunder shall continue unaffected by such Default(s).

                                   ARTICLE 21
                                   Insolvency

      21.01. Insolvency. If (1) there occurs with respect to Tenant an Insolvency or (2) any execution or attachment is issued against Tenant or any of its property and as a result thereof the Premises are taken or occupied by some Person other than the Tenant, except as may herein be permitted, then an Event of Default hereunder shall be deemed to have occurred so that the provisions of
Article 22 hereof shall become effective and Landlord shall have the rights and remedies provided for therein.

                                   ARTICLE 22
                     Landlord's Remedies; Damages on Default

      22.01. Landlord's Remedies. If an Event of Default shall occur and be continuing, Landlord may, at its option, give to Tenant a notice terminating this Lease upon a date specified in such notice, which date shall be not less than three (3) Business Days after the date of receipt by Tenant of such notice from Landlord, and upon the date specified in said notice, the term and estate hereby vested in Tenant shall cease and any and all other right, title and interest of Tenant hereunder shall likewise cease without further notice or lapse of time, as fully and with like effect as if the entire Lease Term had elapsed, Tenant in such event waiving all statutory rights of redemption, but Tenant shall continue to be liable to Landlord as hereinafter provided.

      22.02. Surrender. Upon any termination of this Lease as the result of an Event of Default, Tenant shall quit and peacefully surrender the Premises to Landlord, upon or at any time after any such termination, may without further notice, enter the Premises and possess itself thereof by summary proceedings or otherwise, and may dispossess Tenant and remove Tenant and all other Persons and property from the Premises and may have, hold and enjoy the Premises and the right to receive all rental income of and from the same.

      22.03. Right to Relet. At any time or from time to time after any such termination, Landlord may relet the Premises or any part thereof, in the name of Landlord or otherwise, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Lease Term) and on such conditions (which may include concessions or free rent) as Landlord, in its reasonable discretion, may determine and may collect and receive the rents therefor. Landlord shall in no way be responsible or liable for any failure to relet the Premises or any part thereof, or for any failure to collect any rent due upon any such reletting.

      22.04. Survival of Covenants. No such termination of this Lease shall relieve Tenant of its liability and obligations under this Lease and such liability and obligations shall survive any such termination. Tenant shall indemnify and hold Landlord harmless from all loss, cost, expense, damage or liability arising out or in connection with such termination.

      22.05. Damages. In the event of any such termination, Tenant shall pay to the Landlord the Rent up to the date of such termination. Tenant at the election of the Landlord (which election may be made or changed at any time or from time to time), either (a) pay as liquidated damages for so much of the unexpired term as is covered thereby, and at the same time and in the same installments as are specified in the Lease, sums equal to the excess to the Rent over the net sums actually received by the Landlord for the period to which the Rent relates, or
(b) pay as liquidated damages for the the then unexpired Term, the difference between

      (1) the aggregate Rent which would have been payable under this Lease by Tenant from the date of such termination until the Stated Expiration Date, less

      (2) the fair and reasonable rental value of the Premises for the same period all of Landlords reasonable estimate of expenses to be incurred in connection with reletting the Premises, including, without limitation, all repossession costs, brokerage commissions, legal expenses, reasonable attorneys' fees, alteration costs, and expenses of preparation for such reletting, or (c), indemnify the Landlord against loss of the Rent at the time of such termination or from the time to which installments of liquidated damages shall have been paid during the residue of the Term - each of the foregoing alternatives being separable.

      If the Premises or any part thereof are relet by the Landlord before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be, prima facie, the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.

      In lieu of any other damages and in lieu of full recovery by Landlord of all sums payable under all the foregoing provisions of this Section 22.05 Landlord may by notice to Tenant, at any time after this Lease is terminated under any of the provisions contained in Section 22.01 or is otherwise terminated for breach of any obligation of Tenant and before such full recovery, elect to recover, and Tenant shall thereupon pay, as liquidated damages, an amount equal to the aggregate of the Basic Rent and Additional Rent accrued in the 18 months ended next prior to such termination plus the amount of Rent of any kind accrued and unpaid at the time of termination and less the amount of any recovery by Landlord under the foregoing provisions of this Section 22.05 up to the time of election by Landlord.

      Nothing herein contained shall limit or prejudice the right of the Landlord to prove and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

      22. 06. Right to Equitable Relief. If there shall occur a Default or threatened Default, Landlord shall be entitled to enjoin such Default or threatened Default and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise as though re-entry, summary proceedings and other remedies were not provided for in this Lease.

      22.07. Right to Self Help. If an Event of Default shall occur and be continuing, Landlord shall have the right, but shall not be obligated to enter upon the Premises and "to perform such obligation notwithstanding the fact that no specific provision for such substituted performance by Landlord is made in this Lease with respect to such Default. In performing such obligation, Landlord may make any payment of money or perform any other act. The aggregate of (i) all sums so paid by Landlord (ii) interest (at the rate of 1-1/2% per month or the highest rate permitted by law, whichever is less) on such sum plus all Rent not paid when due and (iii) all necessary incidental costs and expenses in connection with the performance of any such act by Landlord, shall be deemed to be Rent under this Lease and shall be payable to Landlord immediately upon demand. Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease.

      22.08. Further Remedies. Upon any termination of this Lease pursuant to
Section 22.01, or at any time thereafter, Landlord may, in addition to and without prejudice to any other rights and remedies Landlord shall have at law or in equity, re-enter the Premises, and recover possession thereof and may dispossess any or all occupants of the Premises in the manner prescribed by the statute relating to summary proceedings, or similar statutes; but Tenant in such case shall remain liable to Landlord as hereinbefore provided. Any and all rights and remedies which Landlord may have under this Lease, and at law and in equity, shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of such rights and remedies may be exercised at the same time in so far as permitted by law.

      22.09. If Tenant shall fail to pay any Rent when the same is due (or with respect to the Basic Rent, within ten (10) days after the same is due), Tenant shall be obligated to pay a late payment charge equal to the greater of (a) $100.00 or (b) ten percent (10%) of the Rent payment not so paid when due to reimburse Landlord for its additional administrative costs. In addition to any late payment charge which might otherwise be due, any Rent under this Lease which is not paid when due shall bear interest at the Default Rate from the first day due until such Rent plus all interest accrued thereon is paid in full.

                                   ARTICLE 23
                                    Waivers

        23.01. No Waivers. Failure of Landlord to complain of any act or omission on the part of Tenant no matter how long the same may continue, shall not be deemed to be a waiver by said Landlord of any of its rights hereunder. No waiver by Landlord at any time, expressed or implied, of any breach of any provision of this Lease shall be deemed a waiver of a breach of any other provision of this Lease or a consent to any subsequent breach of the same or any other provision. No acceptance by Landlord of any partial payment shall constitute an accord or satisfaction but shall only be deemed a partial payment on account.

                                   ARTICLE 24
                                Security Deposit

      24.01. Security Deposit. Tenant has deposited the Security Deposit with Landlord. Landlord shall hold the Security Deposit as security for the full and faithful payment or performance by Tenant of its obligations under this Lease and not as a prepayment of Rent. Landlord may commingle the Security Deposit with other funds of Landlord but shall not be liable to Tenant for the payment of interest thereon or profits therefrom. (Notwithstanding the provisions of the foregoing sentence to the contrary, Landlord shall, unless otherwise required by its mortgagee or the Lessor pursuant to a sale and lease-back, deposit the Security Deposit in an interest-bearing account and the interest thereon shall, so long as there shall exist no Event of Default and provided Tenant provides Landlord with all necessary tax reporting information, be payable to Tenant). Landlord may expend such amounts from the Security Deposit (and such accured interest) as may be necessary to cure any Default including, without limitation a failure to pay utility charges and, in such case, Tenant shall pay to Landlord the amount so expended, on demand. Landlord may assign the Security Deposit to any subsequent owner of the Building and thereafter Landlord shall have no further liability to Tenant with respect thereto. As soon as reasonably practicable after the Lease Termination Date, Landlord shall (i) inspect the Premises, (ii) make such payments from the Security Deposit as may be required to cure any outstanding Events of Default hereunder and (iii) if there is then no Default (or no event which with the passage of tine in the giving of notice would constitute a default) is then continuing, pay the balance of the Security Deposit (together with any then accured but unpaid interest thereon) to Tenant.

                                   ARTICLE 25
                               General Provisions

      25.01. Force Majeure. In the event that Landlord or Tenant shall be delayed, hindered in or prevented from the performance of any act required hereunder by reason of Force Majeure, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extend for a period equivalent to the period of such delay.

      25.02. Notices and Commissions. All notices, demands, requests and other communications provided for or permitted under this Lease shall be in writing, either delivered by hand or sent by first-class mail, postage prepaid, to the following addresses:

      (a) if to Landlord at the address stated in Section 1.01 hereof, or at such other address as the Landlord shall have designated in writing to the Tenant, with a copy to Gadsby & Hannah, one Post Office Square, Boston, Massachusetts, 02109, attention: David C. Johnson, Esq., and to such Persons as Landlord shall have designated in writing to Tenant, or

      (b) if to Tenant at the address stated in Section 1.01 hereof, or at such other address as the Tenant shall have designated in writing to the Landlord, with a copy to such Persons as Tenant shall have designated in writing to Landlord, and in the case of a Notice of Default, with a copy to Richard S. Morse, Jr., P.C., Hutchins & Wheeler, 101 Federal Street, Boston, MA 02110.

      Any notice provided for herein shall become effective only upon and at the time of receipt by the Person to whom it is given, unless such notice is mailed first class registered or certified mail, in which case it shall be deemed to be received on (i) the third Business Day following the mailing thereof or (ii) the day of its receipt, if a Business Day, or the next succeeding Business Day, whichever of (i) or (ii) shall be the earlier.

      25.03. Certificates, Estoppel Letter. Either party shall, without charge, at any time and from time to time hereafter, within ten (10) days after written request of the other, certify by written instrument duly executed and acknowledged to any mortgagee or purchaser, or proposed mortgagee or proposed purchaser, or any other Person specified in such request: (a) as to whether this Lease has been supplemented or amended, and if so, the substance and manner of such supplement or amendment, (b) as to the validity and force and effect of this Lease, in accordance with its tenor as then constituted, (c) as to the existence of any Default or Event of Default, (d) as to the existence of any offsets, counterclaims or defenses thereto on the part of such other party, (e) as to the Term Commencement Date and Stated Expiration Date, and (f) as to any other matters as may reasonably be so requested. Any such certificate may be relied upon by the party requesting it and any other Person to whom the same may be exhibited or delivered, and the contents of such certificate shall be binding on the party executing same.

      Tenant hereby irrevocably appoints Landlord as attorney-in-fact for Tenant (such appointment being coupled with an interest) with full power and authority to execute and deliver in the name and on behalf of the Tenant on any such certificate which Tenant fails to execute within ten (10) days after written request therefor.

      25.04. Renewal. If this Lease is renewed or extended, the provisions of Sections 7.01, 7.02, 7.03, 7.04, and 7.05 of Article hereof shall not apply.

      25.05. Holding Over. If Tenant occupies the Premises after the Lease Termination Date without having entered into a new lease of the Premises with the Landlord, Tenant shall be a tenant-at-sufferance only subject to all of the terms and provisions of this Lease at twice the then effective Basic Rent. Such a holding over, even if with the consent of the Landlord, shall not constitute an extension or renewal of this Lease. Tenant hereby irrevocably appoints Landlord as attorney-in-fact for Tenant (such appointment being coupled with an interest) with full power and authority to execute and deliver in the name and on behalf of the Tenant on any such certificate which Tenant fails to execute within ten (10) days after written request therefor.

      25.06. Governing Law. This Lease and the performance thereof shall be governed, interpreted, construed and regulated by the laws of the Commonwealth of Massachusetts.

      25.07. Partial Invalidity. If any term, covenant, condition or provision of this Lease or the application thereof to any person or circumstance shall, at any time or to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant, condition and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

      25.08. Notice of Lease. Tenant shall not record this (or a copy of this) lease. In the event that the Term is for seven (7) years or more, the parties will at any time, at the request of either one, promptly execute duplicate originals of an instrument, in recordable form, which will constitute a Notice of Lease, setting forth a description of the Premises, the Lease Term and other portions thereof, excepting the rental provisions, as either party may reasonably request.

      25.09. Interpretation. The section headings used herein are for reference and convenience only, and shall not enter into the interpretation hereof. This lease may be executed in several counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument. The term "Landlord" whenever used herein, shall mean only the owner at the time of Landlord's interest herein, and upon any sale or assignment (other than as collateral security for a loan) of the interest of Landlord herein, its respective successors in interest and/or assigns shall, during the term of ownership of its respective estates herein, be deemed to be Landlord and the liability of Landlord, if any, hereunder shall in any event be limited to the Landlord's interest in the Building.

      25.10. Entire Agreement. No oral statement or prior written matter shall have any force or effect. This Agreement shall not be modified or cancelled except by writing subscribed to by all parties.

      25.11. Parties. Except as herein otherwise expressly provided, the covenants, conditions and agreements contained in this Lease shall be binding upon the heirs, successors and assigns of the parties hereto.

      25.12. Brokerage. Tenant represents and warrants that it has dealt with no broker in connection with this lease transaction other than Coldwell Banker, broker, and George L. Guaraldi, broker, and agrees to defend, with counsel approved by Landlord, indemnify and save Landlord harmless from and against any and all cost, expense or liability for any compensation, commissions or charges claimed by any broker or agent, other than Coldwell Banker, broker, and George
L. Guaraldi, broker, (it being the parties intent that the commissions, payable to said Coldwell Banker and George L. Guaraldi shall be the responsibility of Landlord), with respect to Tenant's dealings in connection with this lease.

      25.13. Non Recourse. By the execution and delivery hereof, Tenant hereby covenants and agrees that, in the event of any claim against Landlord, Tenant shall look solely to Landlord's interest in the Premises and that no trustee, beneficiary, partner, director or officer of Landlord or such beneficiary shall have any personal liability hereunder. In the event that the Landlord's estate and property in the Premises is sold or transferred, Tenant shall be given written notice thereof, the seller or transferror thereof shall thereupon be relieved of all obligations and liabilities hereunder thereafter arising or occurring, and the purchaser or transferee thereof shall thereupon be deemed to assume and to have agreed to perform and observe all obligations and liabilities hereunder thereafter arising or occurring or based on occurrences or situations thereafter arising or occurring.

      25.14. No Offer. The submission of a draft of this Lease or a summary of some or all of its provisions does not constitute an offer to lease or demise the Premises, it being understood and agreed that neither Landlord or Tenant shall be legally bound with respect to the leasing of the Premises unless and until this Lease has been executed by both Landlord and Tenant and a fully executed copy delivered.

      25.15. General Provisions. For all purposes of this Lease unless otherwise expressed and provided herein or therein or unless the context otherwise requires:

      (a) The words herein, hereof, hereunder and other words of similar import refer to this Lease as a whole and not to any particular article, section or other subdivision of this Lease.

      (b) A pronoun in one gender includes and applies to the other genders as well.

      (c) Each definition stated in Section 1.01 or 25.16 of this Lease applies equally to the singular and the plural forms of the term or expression defined.

      (d) Any reference to a document defined in Section 25.16 of this Lease is to such document as originally executed, or, if modified, amended or supplemented in accordance with the provisions of this Lease, to such document as so modified, amended or supplemented and in effect at the relevant time of reference thereto.

      (e) All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles.

      (f) All references in Section 1.01 hereof are subject to the specific definitions thereof (if any) in Section 25.16 hereof.

      25.16. Terms Defined. Each term or expression set forth above in Section
1.01 hereof or below in this Section 25.16 has the meaning stated immediately after it.

            Additional Rent. All sums and other charges (other than Basic Rent) due from Tenant to Landlord or incurred by Landlord as the result of a Default.

            Authorizations. All franchises, licenses, permits and other governmental consents issued by Governmental Authorities pursuant to Legal Requirements which are or may be required for the use and occupancy of the Premises and the conduct or continuation of a Permitted Use therein.

            Building. The Building located on the Land.

            Business Day. A day which is not a Saturday, Sunday or other day on which banks in Boston, Massachusetts, are authorized or required by law or executive order to remain closed.

            Calendar Year. The First Calendar Year, the Last Calendar Year and any full calendar year (January 1 through December 31) occurring during the Lease Term.

            C.P.I.. "Consumer Price Index - All Urban Consumers (CPI-U) - U.S. City Average - All Items (1967=100)" as published by the U.S. Department of Labor, or if such index is discontinued, a comparable successor index.

            Common Areas. All areas devoted to the common use of the occupants of the Building, including without limitation all corridors, foyers, stairwells and stairs outside the Premises, common rest rooms, common mechanical rooms, airshafts, parking areas, driveways, walkways, and landscaped areas.

            Corporation. A corporation, company, association, business trust or similar organization wherever formed.

            Default. Any event or condition specified in Article 20 hereof so long as any applicable requirement of the giving of notice of lapse of time or both have not been fulfilled.

            Default Rate. An annual rate of interest equal to the lesser of (a) an annual rate which shall be four (4) percent points above the then current Base Rate, so called, being charged by the First National Bank of Boston or (b) the maximum rate permissible from time to time under applicable law.

      Event of Default. Any event or condition specified in (a) Article 20 hereof (if all applicable periods for the giving of notice or lapse of time or both have been fulfilled) or (b) in Article 21 hereof.

      First Calendar Year. The partial Calendar Year period commencing on the Term Commencement Date and ending on the next succeeding December 31.

      Force Majeure. Acts of God, strikes, lock outs, labor troubles, inability to procure materials, failure of power, restrictive Legal Requirements, riots and insurrection, acts of the public enemy, wars, earthquakes, hurricanes and other natural disasters, fires, explosions, any act, failure to act or Default of the other party to this Lease or any other reason reasonably beyond the control of any party to this Lease; provided however, lack of money shall not be deemed such a cause.

      Governmental Authority. United States of America, the Commonwealth of Massachusetts, the Town of Tyngsborough, County of Middlesex, and any political subdivision thereof and any instrumentality of any of them.

      Insolvency. The occurrence with respect to any Person of one or more of the following events: the death, dissolution, termination of existence (other than by merger or consolidation), insolvency, appointment of a receiver for all or substantially all of the property of such person, the making of a fraudulent conveyance or the execution of an assignment or trust mortgage for the benefit of creditors by such Person, or the filing of a petition of bankruptcy or the commencement of any proceedings by or against such Person under a bankruptcy, insolvency or other law relating to the relief or the adjustment of indebtedness, rehabilitation or reorganization of debtors; provided that if such petition or commencement is involuntarily made against such a Person and is dismissed within sixty (60) days of the date of such filing or commencement, such events shall not constitute an insolvency hereunder.

      Insurance Requirements. All terms of any policy of insurance maintained by Landlord or Tenant and applicable to (or affecting any condition, operation, use or occupancy of) the Building or the Premises or any part or parts of either and all requirements of the issuer of any such policy and all orders, rules, regulations and other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions).

      Land. The Land, in the Town of Tyngsborough, County of Middlesex, Commonwealth of Massachusetts, known as Lot 4, 300 Potash Hill Road, as described on Exhibit A.

      Landlord. As defined in the preamble hereof.

      Last Calendar Year. The partial Calendar Year commencing on January 1 of the Calendar Year in which the Lease Termination Date occurs of the Lease Term and ending on the Lease Termination Date.

      Lease Term. The period commencing on the Term Commencement Date and ending on the Lease Termination Date.

      Lease Termination Date. The earlier to occur of (1) the Stated Expiration Date, (2) the termination of this Lease as the result of an Event of Default,
(3) the termination of this Lease pursuant to Articles 17 (Damage or Destruction) or 18 (Eminent Domain) hereof.

      Lease Year. A period commencing on the Term Commencement Date (or an anniversary thereof) and ending on the Day before the next succeeding anniversary thereof. For example, the first Lease Year is a period commencing on the Term Commencement Date and ending on the day before the first anniversary thereof. The last Lease Year shall end on the Lease Termination Date.

      Legal Requirements. All statutes, codes, ordinances (and all rules and regulations thereunder), all executive orders and other administrative orders, judgments, decrees, injunctions and other judicial orders of or by any Governmental Authority which may at any time be applicable to parts or appurtenances of the Premises or Building or to any condition or use thereof and the provisions of all Authorizations.

      Occupancy Arrangement. With respect to the Premises or any portion thereof or the Lease, and whether (a) written or unwritten or (b) for all or any portion of the Lease Term, an assignment, a sublease, any tenancy at will, a tenancy at sufferance, or any other arrangement (including but not limited to a license or concession) pursuant to which a Person occupies the Premises for any purpose.

      Outside completion Date. August 1, 1989.

      Park. The subdivision of which the Land is a part comprising Lots 2 through 17 on the plan referred to in Exhibit A.

      Partial Taking. Any Taking which is not a Total Taking.

      Permitted Exceptions. Any liens or encumbrances on the Premises in the nature of (a) liens for Taxes assessed but not yet due and payable, (b) easements, reservations, restrictions and rights of way encumbering or affecting the Land on the date of this Lease, (c) the rights of Landlord, Tenant and any other Persons to whom Landlord has granted such rights to exercise in common with respect to the Land and the Common Areas the rights granted to Tenant hereunder, (d) mortgages or record, and (e) Title Conditions.

      Person. An individual, a Corporation, a company, a voluntary association, a partnership, a trust, an unincorporated organization or a government or any agency, instrumentality or political subdivision thereof.

      Premises. The portion of the Building referenced in Section 1.01 and shown on Exhibit B hereto together with the right in common with the others entitled thereto, to use the Common Areas.

      Proceeds. With respect to any Taking or occurrence described in Article
17 hereof, with respect to which any Person is obligated to pay any amount to or for the account of Landlord, the aggregate of (i) all sums payable or receivable under or in respect of any insurance policy, and (ii) all sums or awards payable in respect to a Taking.

      Prohibited Occupancy Arrangement. An Occupancy Arrangement which provides for any rent or other payment based in whole or in part on the net income or profits derived by any person from the Premises.

      Rent. Basic Rent and all Additional Rent.

      Rentable Area of the Premises. The number of square feet stated in Section 1.01, whether the internal area of the Premises (together with a proportionate share of the Building's Common Areas) should be more or less as a result of minor variations resulting from actual construction and completion of the Building or Premises so long as such work is done in accordance with the terms and provisions hereof.

      Rules and Regulations. The rules and regulations promulgated from time to time by Landlord and uniformly applicable to Persons occupying space in the Building, regulating the details of the operation and use of the Building.

      Stated Expiration Date. The last day of the last Lease Year of the Term stated in Section 1.01.

      Substantial Completion Date. The date on which the Premises, together with the appurtenant areas of the Building necessary for access and service thereto have been completed in accordance with Article 7 hereof, as conclusively established by the issuance of a certificate of occupancy therefor, except for items of work and adjustment of equipment and fixtures which are not necessary to make the premises reasonably tenantable for the Permitted Uses and because of season or weather or nature of the item cannot practicably be done at the time.

      Taking. The taking or condemnation of title to all or any part of the Land or the possession or use of the Building by a competent person for any public use or purpose or any proceeding or negotiations which might result in such a taking or any sale or lease in lieu of or in anticipation of such a taking.

      Taxes. All taxes, special or general assessments, water rents, rates and charges, sewer rents and other impositions and charges imposed by Governmental Authorities of every kind and nature whatsoever, extraordinary as well as ordinary and each and every installment thereof which shall or may during the term of this Lease be charged, levied, laid, assessed, imposed, become due and payable or become liens upon or for or with respect to the Park, Land or any part thereof or on this Lease under or by virtue of all present or future Legal Requirements and any tax based on a percentage fraction or capitalized value of this Rent (whether in lieu of or in addition to the taxes hereinbefore described). Taxes shall not include inheritance, estate, excise, succession, transfer, gift, franchise, income, gross receipt, or profit taxes except to the extent such are in lieu of or in substitution for Taxes as now imposed on the Building, the Land, the Premises or this Lease or to linkeage payments, so-called, made in connection with the permits and approvals issued for the base Building.

      Tenant. As defined in the preamble hereof.

      Tenant's Proportionate Share. 36.82% with respect to the Building and Land and 23.4% with respect to Park Areas (which 23.4% should be reduced proportionately upon the construction or occupancy of additional buildings in the Park).

      Term Commencement Date. As defined in Article 7.

      Title Conditions. All covenants, agreements, restrictions, easements and declarations of record on the date hereof so far as the same may be from time to time in force and applicable.

      Total Taking. (i) a Taking of: (a) the fee interest in all or substantially all of the Building or (b) such title to or easement in, over, under or such rights to occupy and use any part or parts of the Building to the exclusion of Landlord as shall have the effect, in the good faith judgment of the Landlord, of rendering the portion of the Building remaining after such Taking (even if restoration were made) unsuitable for the continued use and occupancy of the Building for the Permitted Uses of (ii) a Taking of all or substantially all of the Premises or such title to or easement in, on or over the Premises to the exclusion of Tenant which prohibits access to the Premises (without alternative access being reasonably available) or the exercise by Tenant of any rights under this Lease.

Executed as a sealed instrument as of the 24th day of February, 1989.

(Landlord)
Vesper Properties 1 Trust

               [SIG]
     -----------------------------------------------
      As trustee of aforesaid, but not individually

               [SIG]
     -----------------------------------------------
      As trustee of aforesaid, but not individually

(Tenant)
LaserData Inc.


By:     [SIG]
   ---------------------------
          Title

                                    Exhibits

Exhibit A - Land

Exhibit B - Premises

Exhibit C1 - Building Standard Tenant Improvements

Exhibit C2 - Modular Partitioning Specifications

Exhibit D - Floor Plan

Exhibit E - Work Letter

Exhibit F - Minimum Tenant Plan Requirements

Exhibit G - (Intentionally Deleted)

Exhibit H - (Intentionally Deleted)

Exhibit I - Calculation of First Month's Rent

Exhibit J - Attornment Letter

Exhibit K - Building and Park Regulations

Exhibit L - Acceptance of Occupancy of Space

Exhibit M - Punch List Acceptance

Exhibit N - New Customer Letter to Colonial Gas

Exhibit 0 - New Customer Letter to Massachusetts Electric

Exhibit P - New Customer Letter to Tyngsborough Water District

                                    Exhibit A

                           Legal Description of Land


                                    [GRAPH]

                                    [GRAPH]

                                    [GRAPH]



                              VESPER EXECUTIVE PARK

                               AMENDMENT TO LEASE

                                   AMENDMENT 1

      Reference is hereby made to the Lease made at Boston, Massachusetts, by and between Francis D. Burke, Paul E. Guaraldi and Neil Mac Donald as trustees of Vesper Properties 1 Trust under declaration of trust dated January 8, 1986 and recorded with Middlesex North District Registry of deeds in Book 3315, Page 65, having a principal place of business c/o Vesper Properties Inc., Suite 3620, One Post Office Square, Boston, Massachusetts 02109 ("Landlord") and LaserData Inc., a Delaware corporation, having a principal place of business at 300 Vesper Executive Park, Tyngsborough, Massachusetts 01849 ("Tenant") dated the 24th of February 1989.

      Tenant and Landlord hereby agree that:

      1. Tenant has continued as Tenant pursuant to the terms of the Lease and is not currently in a state of default thereunder.

      2.    That notwithstanding any provisions therein contained that:

            a. The term of the Lease shall be from the date of execution herein until August 31, 1994.

            b. That beginning September 1, 1991 that the Rentable square footage shall be 37,677 square feet as shown in Exhibit Amendment 1-A herein attached. The Tenant's Proportionate Share shall be 63.35%

            C. That the Basic Rent beginning September 1, 1991 shall be as follows:

                  First Lease Year             $295,764.45
                  Second Lease Year            $295,764.45
                  Third Lease Year             $295,764.45

            d. That this amendment to the Lease shall replace and void any option to extend contained in Section 3.03 of the Lease.

            e. That payment of fees referenced in Section 3.03 for failure not to extend by Tenant to Landlord pursuant to the terms of the additional shall be null and void.

            f. That payment of any residual value for non-standard fitup as referred to in the original Lease in Section 3.04 shall be waived by Landlord if Tenant completes the Term of the Lease as extended by this Amendment without default. In such event title to the fitup referenced in section 3.04 of the Lease shall become property of the Tenant at the completion of this Lease as amended herein.

            g. That Tenant shall have the sole responsibility for and bear the cost of demising and fitting any additional space occupied by the Tenant under the terms of this Lease Amendment. Landlord furnishes additional space as is and Tenant assumes responsibility for additional fitup required to obtain occupancy therein.

            h. That all other terms of the Lease shall remain in full force and effect.

Agreed on this 11th day of September, 1991.

Landlord:                                 Tenant:
Vesper Properties 1 Trust                 LaserData

                                                  [SIG]
-----------------------------             -------------------------------
Francis D. Burke, Trustee                     Vice President

[SIG]
-----------------------------
Paul E. Guaraldi, Trustee

                            AMENDMENT NO. 2 TO LEASE

      Reference is made to that certain Lease dated February 24, 1989 by and between Francis D. Burke, Paul E. Guaraldi and Thomas J. Flood, Trustees of Vesper Properties 1 Trust under Declaration of Trust dated January 8, 1986, recorded with Middlesex North District Registry of Deeds in Book 3315, Page 65, having a principal place of business c/o Vesper Properties, Inc., Suite 3620, One Post Office Square, Boston, Massachusetts 02109 (the "Landlord") and LaserData Inc., a Delaware corporation with a principal place of business at 300 Vesper Executive Park, Tyngsborough, Massachusetts 01849 (the "Tenant").

      WHEREAS Landlord and Tenant amended the above-referenced lease by Amendment 1 dated September 11, 1991 (the lease, as amended by Amendment 1, is hereinafter collectively referred to as the "Lease");

      WHEREAS, Landlord and Tenant desire to extend the Term of the Lease under the terms and conditions set forth herein.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree to amend the Lease as follows:

      1. The Term of the Lease is hereby extended for three (3) Lease Years, which extension shall commence on September 1, 1994 and terminate on August 31, 1997. Landlord and Tenant confirm that Tenant's extension option set forth in
Section 3.03 of the original Lease has been deleted by Amendment 1 to the Lease.

      2. The Rentable Area of the Premises is hereby reduced from the existing 37,677 square feet to the original 21,900 rentable square feet (approximately 21,681 usable square feet) known as Suites A and B and located at 300 Potash Hill Road, Tyngsborough, Massachusetts, as shown on Exhibit B attached to the original Lease.

      3. Tenant's Proportionate Share is hereby reduced from 63.35% to 36.82%.

      4. The Basic Rent due from Tenant to Landlord during the extension term described herein is $167,535.00 per Lease Year ($7.65 per rentable square foot). All other amounts due from Tenant to Landlord in addition to Basic Rent, including without limitation all Additional Rent, shall continue to be due and payable as provided in the Lease.

      5. The following additional Section 25.16 is added to the Lease:

      25.16 Tenant's Right to Terminate Lease.

      Provided Tenant is not in default under the Lease, Tenant shall have the right to terminate this Lease, which termination shall be effective on August 31, 1995, by delivering to Landlord not later than February 28, 1995 (i) written notice of Tenant's election to so terminate this Lease and (ii) a payment to Landlord (the "Lease Termination Payment") in the amount of $96,955.00. The Lease Termination Payment shall be in addition to all other amounts, including Basic Rent and Additional Rent, due from Tenant to Landlord through such termination date.

      The terms used herein shall have the same meanings as set forth in the Lease.

      Except as expressly set forth herein, all other terms of the Lease shall remain in full force and effect.

      Executed under seal as of this ___day of __________________, 1994.

                                    LANDLORD:

                                    VESPER PROPERTIES 1 TRUST

                                    By      FRANCIS D. BURKE, TRUSTEE
                                       --------------------------------------
                                            Francis D. Burke, Trustee


                                    By:
                                       --------------------------------------
                                            Paul E. Guaraldi, Trustee


                                    By:
                                       --------------------------------------
                                           Thomas J. Flood, Trustee

                                    TENANT:

                                    LASERDATA INC.

                                    By:        PAUL J. RUSCON
                                       --------------------------------------
                                            Name:  Paul J. Ruscon
                                            Title: President/CEO

                            AMENDMENT NO. 3 TO LEASE

      Amendment to Lease dated July 24, 1997 between Francis D. Burke, Paul E. Guaraldi and Thomas J. Flood, Trustees of Vesper Properties 1 Trust under Declaration of Trust dated January 8, 1986, recorded with Middlesex North District Registry of Deeds in Book 3315, Page 65, having a principal place of business c/o Vesper Properties, Inc., Suite 3620, One Post Office Square, Boston, Massachusetts 02109 (the "Landlord") and Kofax Image Products, Inc., a Delaware corporation with a place of business at 300 Vesper Executive Park, Tyngsborough, Massachusetts 01849 (the "Tenant").

      WHEREAS, Landlord and LaserData, Inc., a Delaware corporation ("LaserData") entered into a Lease dated February 24, 1989, as amended by Amendment 1 dated September 11, 1991 and Amendment No. 2 dated August 31, 1994 (the "Lease"). The tenant's obligations under the Lease were assigned by LaserData to and assumed by Kofax Image Products, a California corporation ("Kofax") by Agreement dated December 30, 1995 (the "Assumption Agreement"). The tenant's obligations under the Lease were thereafter assumed by Tenant pursuant to the corporate reorganization of Kofax;

      WHEREAS, Landlord and Tenant desire to extend the Term of the Lease under the terms and conditions set forth herein.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree to amend the Lease as follows:

      1. The Term of the Lease is hereby extended for three (3) Lease Years, which extension shall commence, on September 1, 1997 and terminate on August 31, 2000. Landlord and Tenant confirm that Tenant's extension option set forth in
Section 3.03 of the original Lease has been deleted by Amendment 1 to the Lease.

      2. The Rentable Area of the Premises is hereby reduced from the existing 21,900 rentable square feet to 10,098 square feet, as shown on Exhibit A attached hereto. Landlord, at its expense, shall construct and paint a demising wall between the Premises and the adjacent premises, substantially as shown on Exhibit A.

      3. Tenant's Proportionate Share is hereby reduced from 36.82% to 16.95% (based upon 59,575 rentable square feet in the entire Building).

      4. The Basic Rent defined in Section 1.01 of the Lease is hereby amended to provide as follows:

      (a) September 1, 1997 through August 31, 1998: $9.75 triple net per rentable square foot ($98,455.50 for such Lease Year, $8,204.63 per month);

      (b) September 1, 1998 through August 31, 1999: $10.00 triple net per rentable square foot ($100,980.00 for such Lease Year, $8,415.00 per month); and

      (c) September 1, 1999 through August 31, 2000: $10.25 triple net per rentable square foot ($103,504.50 for such Lease Year, $8,625.38 per month).

All other amounts due from Tenant to Landlord in addition to Basic Rent, including without limitation all Additional Rent, shall continue to be due and payable as provided in the Lease.

      5. Tenant warrants and represents to Landlord that Tenant is entitled to the $45,174.16 security deposit described in Section 1.01 of the Lease and originally paid by LaserData to Landlord. Landlord and Tenant hereby agree to reduce the security deposit held by Landlord under the Lease from $45,174.16 to $16.410.00. The $28.764.16 balance of the security deposit shall be credited by Landlord to Tenant against the successive monthly installments of base rent next becoming due under the Lease.

      6. Landlord hereby consents to the assumption by Tenant of the tenant's obligations under the Lease.

      7. The terms used herein shall have the same meanings as set forth in the Lease. Except as expressly set forth herein, all other terms and conditions of the Lease are ratified and confirmed and shall remain in full force and effect.

      Executed under seal as of the day and year first above written.


                                    LANDLORD:
                                    VESPER PROPERTIES 1 TRUST


                                    By  FRANCIS D. BURKE, TRUSTEE
                                       -----------------------------------
                                        Francis D. Burke, Trustee

                                    By
                                       -----------------------------------
                                       PAUL E. Guaraldi, Trustee

                                    By
                                       -----------------------------------
                                       Thomas J. Flood, Trustee

                                     TENANT:

                                     KOFAX IMAGE PRODUCTS

                                     BY: [SIG]
                                        ------------------------------------
                                         Name: Ronald J. Fikert
                                         Title: Vice President
                                         Hereunto Duly Authorized

                                    Exhibit A

                             Plan of Leased Premises

I.    Floorplan of demising wall attached.

II. Landlord will at tenant's expense remove the existing drywall from the covered tailboard loading dock and make the loading dock and loading dock door operational in the proposed Kofax space. Landlord at tenant's expense will install double doors to access the loading dock area. Landlord at tenant's expense will install a sink with hot and cold water in the proposed new lunchroom.

                                    [GRAPH]